EXHIBIT 10.1


                              ACQUISITION AGREEMENT

     This Acquisition Agreement (the "Agreement") is dated as of October 10, 2003 by and between Grant Douglas Acquisition Corp., an Idaho corporation ("GRDG"), Pediatric Prosthetics, Inc., a Texas corporation ("PPI"), and those individuals or entities identified on the signature page hereof as the shareholders of PPI (each a "Shareholder" and collectively the "Shareholders"). Each of GRDG, PPI, and the Shareholders shall be referred to as a "Party" and collectively as the "Parties."

The parties agree as follows:

1.   THE ACQUISITION.

     1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, GRDG shall sell the GRDG Shares (defined below) to the Shareholders, and the Shareholders shall purchase the GRDG Shares from GRDG, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

     1.2  Purchase Price.

          (a) GRDG will exchange 8,011,390 shares (after giving effect to a 1 -for-2 reverse stock split as set forth in Section 4.5 below) of its restricted common stock (the "GRDG Common Shares"), and 1,000,000 shares of Series A Convertible Preferred Stock, the rights, privileges, and preferences of which are set forth in that certain Certificate of Designation as set forth in Exhibit "G" hereto (the "GRDG Preferred Shares" and together with the GRDG Common Shares, the "GRDG Shares") for all of the outstanding shares of common stock of PPI (the "PPI Shares"). The GRDG Shares shall be issued and delivered to the Shareholders as set forth in Exhibit "A" hereto.

          (b) GRDG will issue an aggregate of 4,839,470 shares (after giving effect to a 1-for-2 reverse stock split as set forth in Section 4.5 below) of its restricted common stock (the "GRDG Baldridge Group Shares") to the Shareholders as set forth in Exhibit "A" hereto.

2.   THE CLOSING.

     2.1 Place and Time. The closing of the sale and exchange of the GRDG Shares for the PPI Shares (the "Closing") shall take place at the offices of The Lebrecht Group, APLC, 22342 Avenida Empresa, Suite 220, Rancho Santa Margarita, CA 92688 no later than the close of business (Orange County California time) on October 31, 2003, or at such other place, date and time as the parties may agree in writing (the "Closing Date").

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     2.2  Deliveries  by  PPI  At  the  Closing,  PPI  shall  deliver  the following:

          a. All documents, instruments and writings required by this Agreement to be delivered by PPI at the Closing and any other documents or records relating to PPI's business reasonably requested by GRDG in connection with this Agreement.

     2.3 Deliveries by GRDG. At the Closing, GRDG shall deliver the following:

          a. The GRDG Shares for further delivery to the PPI shareholders as contemplated by section 1.

          b.   The documents contemplated by Section 4.

          c. All other documents, instruments and writings required by this Agreement to be delivered by GRDG at the Closing.

     2.4 Deliveries by the Shareholders. At the Closing, the Shareholders, and each of them, shall deliver the following to GRDG:

          a. The PPI Shares, endorsed for transfer to GRDG as contemplated by Section 1, or documentation sufficient to GRDG that the PPI Shares have not been issued.

3.   CONDITIONS TO GRDG'S OBLIGATIONS.

     The obligations of GRDG to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by GRDG:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits GRDG's acquisition of the PPI Shares or the issuance of the GRDG Shares or that will require any divestiture as a result of GRDG's acquisition of the PPI Shares or that will require all or any part of the business of GRDG to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on GRDG or PPI if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements. (a) The representations and warranties of PPI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) PPI shall have performed and complied in all material respects with the agreements contained in


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          this  Agreement  required  to  be  performed  and  complied with by it at or prior to the Closing.

     3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of GRDG's acquisition of the PPI Shares shall have been obtained and shall be in full force and effect.

     3.4 Shareholder Approval. The transactions contemplated by this Agreement shall be approved by a majority of the outstanding shares of GRDG common stock entitled to vote on such matters, such approval to be obtained at a duly called meeting of the shareholders as soon as reasonably practicable following the execution of this Agreement.

     3.5  Assignment of Certain GRDG Debts and Cancellation of Warrants.

               (a) The valid assignment of an aggregate of $350,000.00 face value of that certain Convertible Note dated February 27, 2001 and originally executed in favor of International Investment Banking, Inc. shall have been obtained as set forth in the Assignment of Promissory Note attached as Exhibit "B" hereto.

               (b) The valid cancellation of warrants to purchase 275,000 shares of GRDG common stock represented by that certain Warrant Agreement dated February 27, 2001 and originally granted to Stockbroker Relations of Colorado, Inc. shall have been obtained as set forth in the Cancellation of Warrants attached as Exhibit "B" hereto.

4.   CONDITIONS TO PPI'S OBLIGATIONS.

     The obligations of PPI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by PPI:

     4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits GRDG's acquisition of the PPI Shares or the Shareholder's of the GRDG Shares or that will require any divestiture as a result of GRDG's acquisition of the PPI Shares or the Shareholder's acquisition of the GRDG Shares or that will require all or any part of the business of GRDG or PPI to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on GRDG or PPI if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements. (a) The representations and warranties of GRDG set forth in this Agreement shall be true and complete in all material respects as of the Closing

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          Date  as  though  made at such time, and (b) GRDG shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of GRDG's acquisition of the PPI Shares and the Shareholder's acquisition of the GRDG Shares shall have been obtained and shall be in full force and effect.

     4.4 Resignations of Directors and Officers. All officers and directors of GRDG will have resigned effective as of the Closing Date and those individuals identified on Exhibit "C" will be appointed as the officers and directors of GRDG.

     4.5 Amendment to GRDG Articles of Incorporation. The shareholders of GRDG shall, simultaneously with their approval of the transactions described herein, approve an amendment to the GRDG Articles of Incorporation which (i) changes the name of GRDG to Pediatric Prosthetics, Inc., and (ii) effectuates a l-for-2 reverse stock split of the issued and outstanding common stock of GRDG (after giving effect to the cancellation of 23,694,905 as set forth in 4.9 below). In addition, GRDG shall cause to be filed with the Idaho Secretary of State the Certificate of Designation as set forth in Exhibit "G" attached hereto.

     4.6 Approval of PPI Shareholders. The transactions described herein shall be approved by all of the PPI Shareholders, which approval shall be delivered at the Closing.

     4.7 Issuance of GRDG Shares and Board of Directors. GRDG shall deliver, at the Closing, the GRDG Shares for delivery to the PPI
          Shareholders, as well as the approval of the Agreement by the GRDG Board of Directors.

     4.8 Assignment of Certain GRDG Debts. The valid assignment of debts and warrants as set forth in Section 3.5 above.

     4.9 Cancellation of Common Stock. Orville Baldridge, the majority shareholder of GRDG, shall cancel 23,694,905 shares of GRDG common stock effective as of the Closing Date.

5.   Representations and Warranties of PPI.

     PPI represents and warrants to GRDG that:

     5.1 Organization of PPI; Authorization. PPI is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The

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          execution,  delivery  and performance of this Agreement have been duly authorized by all necessary action of PPI and this Agreement constitutes a valid and binding obligation of PPI, enforceable against it in accordance with its terms. PPI has no subsidiaries.

     5.2 Capitalization. The authorized capital of PPI consists of 1,000 shares of common stock and no shares of preferred stock, of which 1,000 shares of common stock and no shares of preferred stock are presently issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of PPI are validly issued, fully paid and non-assessable. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of PPI obligating PPI to issue any additional shares of common stock or any of its securities of any kind. Except as otherwise set forth herein, PPI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

     5.3 Acknowledgement of Post-Closing Capitalization of GRDG. PPI acknowledges the post-closing capitalization of GRDG as set forth in Exhibit "D" attached to this Agreement.

     5.4  Ownership  of  PPI  Shares.  The  payment  to  PPI provided in Section
          2.3 will result in GRDG's immediate acquisition of record and beneficial ownership of the PPI Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws. Except as set forth in Section 5.2, as of the Closing Date there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of PPI.

     5.5 No Conflict as to PPI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the PPI Shares to GRDG will (a) violate any provision of the articles of organization or operating agreement (or other governing instrument) of PPI or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of PPI under any material agreement or commitment to which PPI is a party or by which any of its respective property or assets is bound, or to which any of the property or assets of PPI is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to PPI except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of PPI.

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6.   REPRESENTATIONS AND WARRANTIES OF GRDG.

     GRDG represents and warrants to PPI that:

     6.1 Organization of GRDG; Authorization. GRDG is a corporation duly organized, validly existing and in good standing under the laws of Idaho with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of GRDG and this Agreement constitutes a valid and binding obligation of GRDG; enforceable against it in accordance with its terms. There are no Subsidiaries of GRDG.

     6.2 Capitalization. The authorized capital stock of GRDG consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001. As of the Closing Date, GRDG will have 28,173,845 shares of common stock issued and outstanding, and no shares of preferred stock issued or outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of GRDG are validly issued, fully paid and non-assessable and they are not and as of the Closing Date there will not be outstanding any other warrants, options or other agreements on the part of GRDG obligating GRDG to issue any additional shares of common or preferred stock or any of its securities of any kind. GRDG will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of GRDG is presently listed for trading on the Pink Sheets.

     6.3 Ownership of GRDG Shares. The delivery of certificates to PPI provided in Section 2.3 will result in the Shareholders immediate acquisition of record and beneficial ownership of the GRDG Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of GRDG.

     6.4 No Conflict as to GRDG and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the GRDG Shares to PPI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of GRDG or
          (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of GRDG under any material agreement or commitment to which GRDG is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of GRDG is subject, or (c) violate any statute or law or any judgment, decree,order, regulation or rule

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          of  any court or other Governmental Body applicable to GRDG except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 6.4, for such matters which are not likely to have a material adverse effect on the business or financial condition of GRDG.

7.   Access  and  Reporting;  Filings  With Governmental Authorities; Other
     Covenants.

     7.1 Access Between the date of this Agreement and the Closing Date. Each of PPI and GRDG shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of PPI or GRDG, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and to discuss with such and its authorized representatives its affairs, all as the other may from time to time reasonably request.

     7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, GRDG shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, GRDG, except for the exchange of the GRDG Shares for the PPI Shares from PPI's Shareholders.

     7.3 Publicity. Between the date of this Agreement and the Closing Date, GRDG and PPI shall discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

     7.4 Regulatory Matters. PPI and GRDG shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

     7.5 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of PPI and GRDG shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to this Agreement. Following the Closing, each of PPI and GRDG shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This Section 7.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party

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          prior  to  making  any  disclosure  and  the  party  subject  to  such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of PPI and GRDG shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of PPI and GRDG shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to this Agreement to comply with the provisions of this Section 7.5.


     7.6 GRDG, PPI and the Shareholders, and each of them, shall enter into a Shareholders Agreement as set forth in Exhibit "E," and an Escrow Agreement as set forth in Exhibit "F."

8.   CONDUCT OF GRDG'S BUSINESS PRIOR TO THE CLOSING.

     8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, GRDG shall conduct its businesses in all material respects in the ordinary course.

     8.2 Business Organization. Between the date of this Agreement and the Closing Date, GRDG shall (a) preserve substantially intact the business organization of GRDG; and (b) preserve in all material respects the present business relationships and good will of GRDG.

     8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, GRDG shall not cause or permit any amendment of its certificate of incorporation or bylaws (or other governing instrument) and shall not:

          1. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

          2. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          3. reclassify, split up or otherwise change any of its Equity Securities;

          4. be party to any merger, consolidation or other business combination;

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          5.   sell,  lease,  license  or  otherwise  dispose  of  any  of  its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of GRDG, except in the ordinary course of business; or

          6. organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

     8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, GRDG shall not:

          1. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

          2. create any material Encumbrance on any of its material properties or assets;

          3. except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

          4. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

          5. make any capital expenditure or acquire any property or assets;

          6. enter into any agreement that materially restricts GRDG, PPI or any of their Subsidiaries from carrying on business;

          7. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations incurred in the ordinary course of business and consistent with past practice; or

          8. cancel any material debts or waive any material claims or rights.

9.   DEFINITIONS.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

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     9.1  "Business  Day."  Any  day  that  is not a Saturday or Sunday or a day on which banks located in the City of Miami are authorized or required to be closed.

     9.2  "Code." The Internal Revenue Code of 1986, as amended.

     9.3 "Disclosure Letter." A letter dated the date of this Agreement, executed by either PPI or GRDG, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.

     9.4 "Encumbrances." Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     9.5 "Equity Securities." See Rule 3aB 11B1 under the Securities Exchange Act of 1934.

     9.6 "ERISA." The Employee Retirement Income Security Act of 1974, as amended.

     9.7 "Governmental Body." Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.

     9.8  "Knowledge." Actual knowledge, after reasonable investigation.

     9.9 "Person." Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

     9.10 "Subsidiary." With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

10.  TERMINATION.

     10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

          1.   By written agreement of PPI and GRDG at any time.

          2. By GRDG, by notice to PPI at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          3. By PPI, by notice to GRDG at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

     10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

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13.  NOTICES.  All  notices,  consents,  assignments  and  other  communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

          (a)  If to GRDG:

               Grant Douglas Acquisition Corp.
               213 Odham Avenue
               Sanford, FL 32773
               Attn: President
               Facsimile (407) 331-5237

               with a copy to:

               The Lebrecht Group, APLC
               22342 Avenida Empresa, Suite 220
               Rancho Santa Margarita, CA 92688
               Attn: Brian A. Lebrecht, Esq.
               Facsimile (949) 635-1244

          (b)  If to PPI or the Shareholders:

               Pediatric Prosthetics, Inc.
               8966 Wilcrest Drive
               Houston, TX 77099
               Facsimile (713) 706-6351

14.  MISCELLANEOUS.

     14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

     14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

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     14.5 Exclusive  Agreement;  Amendment.  This  Agreement  supersedes  all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     14.7 Governing Law and Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Florida, without regard to the conflicts of law principles thereof. Venue for any cause of action brought by either party to enforce the terms of this Agreement shall be Seminole County, Florida.

     14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of PPI shall be needed in connection with any merger or consolidation of GRDG with or into another entity.

     14.9 Representation. The Parties hereto agree and acknowledge that The Lebrecht Group, APLC has represented GRDG in preparing this Agreement, and that PPI has been advised to seek independent counsel to advise them as to their rights and remedies under this Agreement and the associated Exhibits and Schedules.

                  [remainder of page intentionally left blank]

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and entered into as of the date first ABOVE WRITTEN.

"PPI"                                          "GRDG"


Pediatric Prosthetics, Inc.                    Grant Douglas Acquisition Corp.,
a Texas corporation                            an Idaho corporation

/s/ Linda Putback-Bean                         /s/ Robin Ontiveros
---------------------------                    ------------------------------
By:  Linda Putback-Bean                        By:  Robin Ontiveros
Its: President                                 Its: President


"Shareholders"
                                               /s/ Orville Baldridge
                                               ------------------------------
/s/ Linda Putback-Bean                         By:  Orville Baldridge
---------------------------                    Its: Secretary
Linda Putback-Bean


/s/ Dan Morgan
---------------------------
Dan Morgan

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



                                   EXHIBIT A
                                PPI Shareholders

                       GRDG                GRDG            PPI
                       ----                ----            ---
Name               Common Shares     Preferred Shares     Shares
----               -------------     ----------------     ------
Linda Putback-Bean   7,210,251           900,000           900

Dan Morgan             801,139           100,000           100

Total                8,011,390        1 ,000,000         1,000



                          GRDG Baldridge Group Shares
                                                               GRDG
                                                               ----
         Name                                                 Shares
         ----                                                 ------
         The Lebrecht Group, APLC                             200,000

         The Lebrecht Group, APLC, as Escrow Agent          2,000,000

         The Lebrecht Group, APLC, as Escrow Agent            500,000

         VUI Inc.                                             175,000

         Daniel or Jeanie Jordan                               50,000

         Corporate Service Providers                          225,000

         C. James Hiestand                                     87,500

         Brenda C. or Billie W. Evans                         162,500

         Lisa Ann Mitchell                                    187,500

         The BNK Corp                                         650,000

         Fred Lerher or Brenda Lee Hamilton                    25,000

         Ruby Savage                                         541 ,970

         Louise Drugan                                         35,000

         Total                                              4,839,470

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
                                    EXHIBIT B
                               Assignment of Debt

                                                             Assigned
                                                             --------
            Name                                             Debt ($)
            ----                                             --------

            The Lebrecht Group, APLC                           $2,000

            The Lebrecht Group, APLC, as Escrow Agent          $5,000

            The Lebrecht Group, APLC, as Escrow Agent         $20,000

            VUI Inc.                                           $1,750

            Daniel or Jeanie Jordan                              $500

            Corporate Service Providers                        $2,250

            C. James Hiestand                                    $875

            Brenda C. or Billie W. Evans                       $1,625

            Lisa Ann Mitchell                                  $1,875

            The BNK Corp.                                      $6,500

            Fred Lerher or Brenda Lee Hamilton                   $250

            Ruby Savage                                     $5,419.70

            Louise Drugan                                        $350

            Secure Releases, LLC                          $301,605.30

            Total                                            $350,000


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

                         ASSIGNMENT OF PROMISSORY NOTE



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

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

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

                            CANCELLATION OF WARRANTS

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

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

                                   EXHIBIT C
                          GRDG OFFICERS AND DIRECTORS



Name                                              Position
-------------------------                         ------------------------------
Linda Putback-Bean                                Director, President, Secretary
                                                  and Chief Financial Officer

Dan Mordan                                        Director

Kenneth W. Bean                                   Director, Vice President
                                                  Operations




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

                                   EXHIBIT D
                     POST-CLOSING CAPITAL STRUCTURE OF GRDG


                                 No. of Common                       No. of
Name                                Shares                      Preferred Shares

GRDG Non-Affiliate Shareholders
(approximate after stock split)     2,239,470                          -0-

PPI Shareholders
(2 shareholders)                    8,011,390                    1,000,000

Baldridge Group                     4,839,470                          -0-

Upon Conversion of Note
(not including the balance
assigned to Secure Releases, LLC)   4,839,470                          -0-

  Totals                           19,929,800                    1,000,000


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                                 Page 22 of 25

                                   EXHIBIT E
                             SHAREHOLDERS AGREEMENT


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

                                   EXHIBIT F
                                ESCROW AGREEMENT





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

                                   EXHIBIT G
                           CERTIFICATE OF DESIGNATION
                      SERIES A CONVERTIBLE PREFERRED STOCK



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